SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT
 SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange
   Act of 1934

 Filed by the Registrant {X}
 Filed by a Party other than the Registrant { }
 Check the appropriate box:
 {X} Preliminary Proxy Statement
 { } Confidential, for use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
 { } Definitive Proxy Statement
 { } Definitive Additional Materials
 { } Soliticiting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

 First Mid-Illinois Bancshares, Inc.
 (Name of Registrant as specified in its Charter)

 Not applicable
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box)
 {X} No fee required
 { } Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1)  Title of each class of securities to which transactions applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:
 { } Fee paid previously with preliminary materials
 { } Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identiry the previous filing by registration statement number, or the form or Schedule and the date of its filing.
       (1)  Amount Previously Paid:
       (2)  Form, Schedule or Registration Statement No.:
       (3)  Filing Party:
       (4)  Date Filed:

 First Mid-Illinois Bancshares, Inc.
 April 16, 1997



 Dear Fellow Stockholder:

      On behalf of the Board of Directors and management of First Mid-Illinois Bancshares, Inc., I cordially invite you to attend the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. to be held at 11:00 a.m. on May 21, 1997, at the Ramada Inn located at 300 Broadway Avenue, Mattoon, Illinois. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. We have also enclosed a copy of the Company's 1996 Annual Report to Stockholders. At the meeting we shall report on Company operations and the outlook for the year ahead.

      Your  Board  of  Directors  has also nominated three persons to serve  as
 Class  II  directors.   Each of the nominees  are  incumbent  directors.   In
 addition, the Company's management has selected and recommends that you ratify the selection of KPMG Peat Marwick LLP to continue as the Company's independent public accountants for the year ending December 31, 1997.

      We are also pleased to announce that the Company's Board of Directors has put forth a special matter for consideration at this year's annual meeting. As a result of the Company's continued growth, the Board has announced its intention to declare a two-for-one stock split in the form of a stock dividend. In order to have sufficient shares of common stock available for the special stock dividend, the Board has proposed increasing the number of authorized shares of common stock of the Company. The proposal to amend the Company's Restated Certificate of Incorporation in this regard is described in the accompanying Proxy Statement. The Board is very proud of the Company's performance and recommends that stockholders vote in favor of the proposed amendment.

      We recommend that you vote your shares for the director nominees and in favor of the proposals.

      I encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

      If you have any questions concerning these matters, please do not hesitate to contact me at (217) 234-7454. We look forward with pleasure to seeing and visiting with you at the meeting.

                                    Very truly yours,

                                    FIRST MID-ILLINOIS BANCSHARES, INC.



                                    Daniel E. Marvin, Jr.
                                    CHAIRMAN

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997

                      FIRST MID-ILLINOIS BANCSHARES, INC.
                            1515 CHARLESTON AVENUE
                                P.O. BOX 499
                           MATTOON, ILLINOIS  61938
                              (217) 234-7454


 To the stockholders of

      FIRST MID-ILLINOIS BANCSHARES, INC.

      The Annual Meeting of the Stockholders of First Mid-Illinois Bancshares, Inc., a Delaware corporation (the "Company"), will be held at the RAMADA INN, 300 BROADWAY AVENUE, EAST IN ROOMS A, B AND C, Mattoon, Illinois, on Wednesday, May 21, 1997, at 11:00 a.m., local time, for the following purposes:

      1.    to elect three Class II directors for a term of three years.

      2. to amend Article IV of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $4.00 par value per share, from 2,000,000 to 6,000,000 shares.

      3. to approve the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997.

      4. to transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on April 1, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.


                                          By order of the Board of Directors



                                          Daniel E. Marvin, Jr.
                                          Chairman


 Mattoon, Illinois
 April 16, 1997

 FIRST MID-ILLINOIS BANCSHARES, INC.
 PROXY STATEMENT


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Mid-Illinois Bancshares, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the RAMADA INN, 300 BROADWAY AVENUE, EAST IN ROOMS A, B AND C, Mattoon, Illinois, on Wednesday, May 21, 1997, at 11:00 a.m., local time, and at any adjournments or postponements thereof.

      The Board of Directors would like to have all stockholders represented at the meeting. If you do not expect to be present, please sign and mail your proxy card in the enclosed self-addressed, stamped envelope to First Mid-Illinois Bancshares, Inc., 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938, Attention: Mr. William S. Rowland. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the meeting.

      The mailing address of the Company's principal executive offices is 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 16, 1997. The 1996 Annual Report of the Company, which includes consolidated financial statements of the Company, is enclosed.

      The Company is a diversified financial services company which serves the financial needs of east central Illinois. It is the parent company of First Mid-Illinois Bank & Trust, N.A. (the "Bank"), a regional banking entity which has locations in Mattoon, Altamont, Arcola, Effingham, Charleston, Sullivan, Tuscola and Neoga, Illinois. The Company is also the holding company for Heartland Savings Bank, an Illinois savings bank located in Mattoon and Urbana, Illinois ("Heartland"). Mid-Illinois Data Services, Inc., a data processing company ("MIDS"), is a wholly owned nonbanking subsidiary of the Company. The Bank, Heartland and MIDS are sometimes referred to as the "Subsidiaries."

      Only holders of record of the Company's Common Stock, par value $4.00 per share (the "Common Stock"), at the close of business on April 1, 1997 will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On April 1, 1997, the Company had 947,680 shares of Common Stock, and 620 shares of Preferred Stock, no par value (the "Preferred Stock"), issued and outstanding. In the election of directors, and for all other matters to be voted upon at the annual meeting, each issued and outstanding share of Common Stock is entitled to one vote. Holders of the Preferred Stock are not entitled to vote their Preferred Stock at the annual meeting. All shares of Common Stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement.

      A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors shall be elected by a plurality of the votes present in person or represented by proxy. Approval of the amendment to the Company's Restated Certificate of Incorporation requires the approval of a majority of the outstanding shares of Common Stock. In all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                       ELECTION OF DIRECTORS

      At the Annual Meeting of the Stockholders to be held on May 21, 1997, the stockholders will be entitled to elect three (3) Class II directors for a term expiring in 2000. The directors of the Company are divided into three classes having staggered terms of three years. Each of the nominees for election as Class II directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information, as of April 1, 1997, concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected a director of the Company and business experience during the previous five years of each. The three nominees, if elected at the annual meeting, will serve as Class II directors for three year terms expiring in 2000.

                                   NOMINEES

                                                                             Position with the Company and
 Name                                           Director                     the Subsidiaries and Occupation
 (AGE)                                            SINCE                      FOR THE LAST FIVE YEARS
 CLASS II
 (TERM EXPIRES 2000)
 Richard Anthony Lumpkin                          1982                       Director of the Bank (since 1966) and
 (Age 62)                                                                    of the Company; Chairman of the Board
                                                                             of Consolidated Communications Inc.,
                                                                             Director CIPSCO Incorporated (since
                                                                             1995).
 William G. Roley                                 1985                       Director of the Bank (since 1992) and
 (Age 67)                                                                    of the Company; retired, former owner
                                                                             of Roley Real Estate.
 William S. Rowland                               1991                       Chief Financial Officer, Secretary
 (Age 50)                                                                    (since 1991), Treasurer (since 1989)
                                                                             and Director of the Company; Director
                                                                             of MIDS (since 1989) and of Heartland
                                                                             (since 1992); Executive Vice President
                                                                             of the Bank (since 1989).

                                                CONTINUING DIRECTORS
 CLASS III
 (TERM EXPIRES 1998)
 Charles A. Adams                                 1984                       Director of the Bank (since 1989), of
 (Age 55)                                                                    MIDS (since 1987) and of the Company;
                                                                             Vice President, Howell Asphalt Company
                                                                             and President, Howell Paving, Inc.
 Daniel E. Marvin, Jr.                            1982                       Chairman, President, Chief Executive
 (Age 58)                                                                    Officer and Director of the Company;
                                                                             Director (since 1980), Chairman,
                                                                             President and Chief Executive Officer
                                                                             (since 1983) of the Bank; Director of
                                                                             MIDS (1987-1992); Director, Chairman
                                                                             (since 1992) of Heartland
 Ray Anthony Sparks                               1994                       Director of the Company; Director of
 (Age 40)                                                                    Heartland (since 1992); Director of
                                                                             MIDS (since 1996); President of Elasco
                                                                             Agency Sales, Inc. and Electrical
                                                                             Laboratories and Sales Corporation.
 CLASS I
 (TERM EXPIRES 1999)
 Kenneth R. Diepholz                              1990                       Director of the Bank (since 1984) and
 (Age 58)                                                                    of the Company; President, Diepholz
                                                                             Chevrolet, Oldsmobile, Cadillac and Geo
                                                                             and Owner, D-Co Coin Laundry and
                                                                             Diepholz Rentals.

 Gary W. Melvin                                   1990                       Director of the Bank (since 1984) and
 (Age 47)                                                                    of the Company; Director of MIDS (since
                                                                             1987); Co-Owner, Rural King Stores.

      ALL OF THE COMPANY'S DIRECTORS WILL HOLD OFFICE FOR THE TERMS INDICATED, OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED, AND ALL EXECUTIVE OFFICERS HOLD OFFICE FOR A TERM OF ONE YEAR. THERE ARE NO ARRANGEMENTS OR UNDERSTANDINGS BETWEEN ANY OF THE DIRECTORS, EXECUTIVE OFFICERS OR ANY OTHER PERSON PURSUANT TO WHICH ANY OF THE COMPANY'S DIRECTORS OR EXECUTIVE OFFICERS HAVE BEEN SELECTED FOR THEIR RESPECTIVE POSITIONS.

      DIRECTORS OF THE COMPANY RECEIVED A $1,800 QUARTERLY RETAINER FOR SERVING ON THE BOARD OF DIRECTORS IN 1996, EXCEPT MR. ROWLAND WHO IS NOT SEPARATELY COMPENSATED FOR HIS SERVICES ON THE BOARD. ADDITIONALLY, THE BANK PROVIDES A PENSION TO CERTAIN BANK DIRECTORS WHO HAVE SERVED FOR A MINIMUM OF TEN YEARS AND HAVE ATTAINED THE AGE OF 65 OR OLDER AND WHO WERE NOT SERVING AS AN OFFICER OF THE BANK UPON RETIREMENT. THE PENSION IS EQUAL TO 75% OF THE REGULAR DIRECTORS' MEETING FEES PAID TO CURRENT DIRECTORS, BASED UPON FOURTEEN REGULAR MEETINGS IN EACH FISCAL YEAR.

 BOARD COMMITTEES AND MEETINGS

      The Board of Directors of the Company has established an audit committee and a compensation committee. These committees are composed entirely of outside directors. The Board has also created other company-wide committees composed of officers of the Company and the Subsidiaries.

      Members of the audit committee are Messrs. Adams, Diepholz, Lumpkin, Melvin, Roley and Sparks. The audit committee reports to the Board of Directors and has the responsibility to review and approve internal control procedures, accounting practices and reporting activities of the Subsidiaries. The committee also has the responsibility for establishing and maintaining communications between the Board and the independent auditors and regulatory agencies. The audit committee reviews with the independent auditors the scope of their examinations, with particular emphasis on the areas to which either the audit committee or the auditors believe special attention should be directed. It also reviews the examination reports of regulatory agencies and reports to the full Board regarding matters discussed therein. Finally, it oversees the establishment and maintenance of effective controls over the business operations of the Subsidiaries. The Audit Committee met four times in 1996.

      The members of the compensation committee are Messrs. Adams, Diepholz, Lumpkin, Melvin, Roley and Sparks. The compensation committee reports to the Board of Directors and has responsibility for all matters related to compensation of executive officers of the Company, including review and approval of base salaries, conducting a review of salaries of executive officers compared to other financial services holding companies in the region, fringe benefits, including modification of the retirement plan, and incentive compensation. The compensation committee met two times in 1996.

      A total of 12 regularly scheduled and special meetings were held by the Board of Directors of the Company during 1996. During 1996, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served.

 TRANSACTIONS WITH MANAGEMENT

      Directors and officers of the Company and the Subsidiaries and their associates, were customers of and had transactions with the Company and the Subsidiaries during 1996. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time or comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                      EXECUTIVE COMPENSATION

      The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company and the Subsidiaries whose 1996 salary and bonus exceeded $100,000:

   SUMMARY COMPENSATION TABLE



                                                                  Annual Compensation
               (a)                        (b)                (c)              (D)                (H)


                                        Fiscal
                                         Year                                                 ALL OTHER
            Name and                     Ended                                              COMPENSATION
       Principal Position            December 31st      Salary($){(1)}     BONUS ($)             ($)

  Daniel E. Marvin, Jr.,                 1996               $ 170,338     $  54,848         $ 26,792{(2)}
  President &                            1995                 164,000        48,163           26,001{(2)}
  Chief Executive Officer                1994                 160,255        35,040           23,048{(2)}

  William S. Rowland,                    1996              $ 105,338       $ 23,570         $ 12,018{(3)}
  Chief Financial Officer                1995                101,000         21,651           11,940{(3)}
                                         1994                 96,000         13,590           11,971{(3)}

  Stanley E. Gilliland,                  1996               $ 91,338       $ 15,435         $  6,407{(4)}
  Vice President                         1995                 86,000         15,738            6,103{(4)}
                                         1994                 82,620         12,636            5,477{(4)}


<F1>
 (1)   Includes deferred amounts.

<F2>
 (2) Represents the Company's contributions to its retirement plan for 1996, 1995 and 1994 of $13,511, $12,720 and $10,874, respectively, and premium payments for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Marvin in the amount of $13,281 for 1996, $13,281 for 1995 and $12,174 for 1994.

<F3>
 (3) Represents the Company's contributions to its retirement plan for 1996, 1995 and 1994 of $6,120, $6,060 and $6,091, respectively, and an annual premium payment for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Rowland in the amount of $5,898 in 1996 and $5,880 for 1995 and 1994.

<F4>
 (4)   Represents the Company's contributions to its retirement plan.

      THE COMPENSATION COMMITTEE HAS FURNISHED THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION. THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE SUCH REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

 COMPENSATION COMMITTEE REPORT

      As members of the Compensation Committee, it is our duty to evaluate the performance of management, review total management compensation levels and consider management succession and other related matters. The Committee reviews and approves in detail all aspects of compensation for the nine highest paid officers within the Company and uses state, regional and national salary studies to ascertain existing market conditions for personnel. No member of the Committee is a former or current officer or employee of the Company or any of the Subsidiaries.

      The compensation philosophy of the Company is that a portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, a portion of each executive officer's annual compensation is based upon the officer's performance, the performance of the operating unit for which the officer has primary responsibility and the performance of the Company as a whole. In 1993, the formulas for measuring performance and awarding bonuses were refined and improved so as to more objectively link financial and individual performance with bonus amounts.

      During 1996, the Company's net income amounted to $4,166,000, a $242,000 (6.2%) improvement from 1995's comparable earnings level. In addition, the Company's market share increased significantly and various other improvements were made in the Company's operating and administrative functions. Accordingly, Messrs. Marvin, Rowland and Gilliland were awarded incentive bonuses of $54,848, $23,570 and $15,435, respectively. The relationships between the base salaries and incentive compensation of Messrs. Marvin, Rowland and Gilliland for 1996, 1995 and 1994 were as follows:


                 INCENTIVE COMPENSATION AS A % OF BASE SALARY

                              1996                     1995                   1994
  Mr. Marvin                   32%                      29%                    22%
  Mr. Rowland                  22%                      21%                    15%
  Mr. Gilliland                17%                      18%                    15%



                SUBMITTED BY THE COMPENSATION COMMITTEE MEMBERS

                               Charles A. Adams
                              Kenneth R. Diepholz
                              Richard A. Lumpkin
                                Gary W. Melvin
                               William G. Roley
                              Ray Anthony Sparks

      THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH UNLESS SUCH GRAPH IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

 PERFORMANCE GRAPH

      The line graph below compares the cumulative total stockholder return on a $100 investment in the Company's Common Stock to the cumulative total return of the S & P 500 Index and the Nasdaq Bank Stock Index for the period December 31, 1991 through December 31, 1996. The S&P 500 Index and the Nasdaq Bank Stock Index were calculated at the Company's request by Research Data Group, San Francisco, California.

                           CUMULATIVE TOTAL RETURN{*}


 *  Total return assumes reinvestment of dividends


                                        12/31/91     12/31/92     12/31/93    12/31/94   12/31/95   12/31/96

  First Mid-Illinois Bancshares, Inc      $100         $138         $180        $186       $245       $299
  Nasdaq Bank Stocks                      $100         $146         $166        $165       $246       $326
  S&P 500                                 $100         $108         $118        $120       $165       $203

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the Company's Common Stock beneficially owned on February 28, 1997 with respect to all persons known to the Company to be the beneficial owner of more than five percent of the Company Common Stock, each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group.

 NAME OF INDIVIDUAL AND               AMOUNT AND NATURE OF           PERCENT
 NUMBER OF PERSONS IN GROUP          BENEFICIAL OWNERSHIP{(1)}      OF CLASS

 5% STOCKHOLDERS
 Margaret Lumpkin Keon                  66,800{(2)}                    7.0%
 16 Miller Avenue
 Suite 203
 Mill Valley, California  94941

 Mary Lumpkin Sparks                    94,245{(3)}                    9.8%
 2438 Campbell Road, N.W.
 Albuquerque, New Mexico  87104

 DIRECTORS
 Charles A. Adams                       62,412{(4)}                    6.3%
 Kenneth R. Diepholz                    15,481{(5)}                    1.6%
 Richard Anthony Lumpkin               196,975{(6)}                   20.1%
 Daniel E. Marvin, Jr.                  13,719{(7)}                    1.4%
 Gary W. Melvin                         43,476{(8)}                    4.5%
 William G. Roley                       19,296{(9)}                    2.0%
 William S. Rowland                     4,628{(10)}                      *
 Ray Anthony Sparks                    10,984{(11)}                    1.2%

 OTHER EXECUTIVE OFFICERS
 Stanley E. Gilliland                   3,244{(12)}                      *

 All directors and executive
 officers as a group
 (13 persons)                         370,680{(13)}                   35.1%
 _____________
 *    Less than one percent.

<F1>
 (1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below.

<F2>
 (2) The above amount includes 10,105 shares obtainable through the conversion of Preferred Stock held by Ms. Keon and 56,695 shares held under the Margaret L. Keon Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, of which trust Ms. Keon is trustee and beneficiary.

<F3>
 (3) The above amount includes 10,105 shares obtainable through the conversion of Preferred Stock and 56,695 shares held under the Mary L. Sparks Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, with respect to which shares Mrs. Sparks has no voting or investment power. The shares held by this trust are also included in the number of shares reported as beneficially owned by Mr. Richard A. Lumpkin in this table. The above amount also includes 585 shares held directly by Mrs. Sparks and 26,860 shares held in trust for the benefit of Richard Anthony Lumpkin's adult children for which Mrs. Sparks serves as trustee and of which shares Mrs. Sparks disclaims beneficial ownership.

<F4>
 (4) The above amount includes 5,706 shares of Common Stock and 40,420 shares obtainable through the conversion of Preferred Stock held by a corporation over which Mr. Adams is deemed to control. The above amount also includes 1,010 shares held by Mr. Adams' spouse, over which shares Mr. Adams has no voting and investment power. The above amount does not include 797 shares held by adult children of Mr. Adams.

<F5>
 (5) The above amount includes 7,074 shares obtainable through the conversion of Preferred Stock held by Mr. Diepholz.

<F6>
 (6) The above amount includes 20,210 shares obtainable through the conversion of Preferred Stock held by Mr. Lumpkin and by the Richard A. Lumpkin Trust, of which Mr. Lumpkin is trustee and beneficiary, 26,023 shares held directly by Mr. Lumpkin and 4,816 shares held by The Lumpkin Foundation, of which Mr. Lumpkin serves as a director. The above amount also includes 56,695 shares held under the Richard A. Lumpkin Trust, and further includes 10,105 shares obtainable through the conversion of Preferred Stock and 56,695 shares held under the Mary Lee Sparks Trust, of which Mr. Lumpkin is trustee. Each such trust has been established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984. The above amount also includes 22,431 shares held by Consolidated Communications Inc., of which Mr. Lumpkin is Chairman of the Board, and of which shares beneficial ownership is disclaimed. The above amount does not include 32,173 shares held by adult children of Mr. Lumpkin and 26,860 shares held in trust for the benefit of Mr. Lumpkin*s adult children of which trust Mr. Lumpkin is not a trustee and of which shares beneficial ownership is also disclaimed.

<F7>
 (7) The above amount includes 2,425 shares obtainable through the conversion of Preferred Stock held by Mr. Marvin. The above amount also includes 1,530 shares held by Mr. Marvin's spouse, over which shares Mr. Marvin has no voting or investment power and of which Mr. Marvin disclaims beneficial ownership.

<F8>
 (8) The above amount includes 20,210 shares obtainable through the conversion of Preferred Stock held by Mr. Melvin.

<F9>
 (9) The above amount includes 2,021 shares obtainable through the conversion of Preferred Stock held by Mr. Roley. The above amount also includes 2,021 shares obtainable through the conversion of Preferred Stock and 12,750 shares held in trust for the benefit of Mr. Roley's spouse, over which shares Mr. Roley has shared voting and investment power and of which Mr. Roley disclaims beneficial ownership.

<F10>
 (10) The above amount includes 2,425 shares obtainable through the conversion of Preferred Stock held by Mr. Rowland.

<F11>
 (11) The above amount includes 3,531 shares held by Mr. Sparks' children, over which Mr. Sparks shares voting and investment power.

<F12>
 (12) The above amount includes 1,011 shares obtainable through the conversion of Preferred Stock held by Mr. Gilliland.

<F13>
 (13) Includes an aggregate of 107,921 shares obtainable through conversion of Preferred Stock.

      As of February 28, 1997, the Bank acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own or hold 51,014 shares or 5.38% of the outstanding Common Stock of the Company, over which the Bank has sole voting and investment power with respect to 42,964 shares or 4.53% of the outstanding Common Stock and shared voting and investment power with respect to 8,050 shares or .85% of the outstanding Common Stock.

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1996 through December 31, 1996.

            PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

      The Board of Directors of the Company has unanimously approved an amendment (the "Amendment") to Article IV of the Company's Certificate of Incorporation (the "Certificate") that would increase the number of authorized shares of the Company's Common Stock, $4.00 par value per share, from 2,000,000 shares to 6,000,000 shares. The Board of Directors has also approved a resolution providing for a two-for-one stock split of the Common Stock in the form of a stock dividend if the Amendment is approved. It is anticipated that the distribution date for the proposed stock split will be shortly after the annual meeting. As of April 1, 1997, the Company had 947,680 shares of Common Stock issued and outstanding.

      The Board of Directors has proposed adoption of the Amendment for several reasons, including those set forth below. First, the Amendment will provide for the additional shares of Common Stock necessary to effectuate the proposed stock split. As a result of the stock split, the number of shares of Common Stock owned by each of the Company's stockholders as of the record date for the stock split will double, and each such share will have approximately half of the per share value of Common Stock prior to the stock split. The decrease in the per share value of Common Stock should also lead to a commensurate decrease in the per share market price, thus making an investment in Common Stock by existing or potential stockholders of the Company more readily possible.

      Second, the additional shares authorized by the Amendment will provide management with enough shares of Common Stock to enter into certain transactions involving the use of Common Stock that may be advisable from time to time. Such transactions could include, but are not limited to, the acquisition by the Company of additional branch locations, subsidiaries or bank or thrift holding companies. Although no such transactions are planned for the immediate future, management and the Board of Directors believe that it is in the Company's best interests to have available a sufficient number of authorized shares of Common Stock if such transactions become advisable.

      Third, the additional shares of Common Stock authorized by the Amendment could be used to raise additional working capital for the Company or the Subsidiaries. The Board of Directors does not currently have any plans to raise capital through the issuance of additional shares or otherwise, but these shares would be available for that purpose.

      The increase in the number of shares of Common Stock authorized by the Amendment will allow for the possibility of substantial dilution of the voting power of current stockholders of the Company, although no dilution will occur as a direct result of the proposed stock split. The degree of any such dilution which would occur following the issuance of any additional shares of Common Stock, including any newly authorized Common Stock, would depend upon the number of shares of Common Stock that are actually issued in the future, which number cannot be determined at this time. Issuance of a large number of such shares could significantly dilute the voting power of existing stockholders.

      The existence of a substantial number of authorized and unissued shares of Common Stock could also impede an attempt to acquire control of the Company because the Company would have the ability to issue additional shares of Common Stock in response to any such attempt. The Company is not aware of any such attempt to acquire control at this time, and no decision has been made as to whether any or all newly authorized but unissued shares of Common Stock would be issued in response to any such attempt.

      To be approved by the Company's stockholders, the Amendment must receive the affirmative vote of a majority of the outstanding shares of Common Stock. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE AMENDMENT.

         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Stockholders will be asked to approve the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1997. A proposal will be presented at the annual meeting to ratify the appointment of KPMG Peat Marwick LLP. If the appointment of KPMG Peat Marwick LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

           STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      For inclusion in the Company's Proxy Statement and form of proxy relating to the 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before December 17, 1997 and must otherwise comply with the Company's bylaws.

                              GENERAL

      Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or the Subsidiaries, acting on the Company's behalf, may solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                          OTHER BUSINESS

      It is not anticipated that any action will be asked of the stockholders other than that set forth above, but if other matters properly are brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

                    FAILURE TO INDICATE CHOICE

      If any stockholder fails to indicate a choice in items (1), (2) or (3) on the proxy card, the shares of such stockholder shall be voted (FOR) in each instance.

                        REPORT ON FORM 10-K

      THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF THE RECORD DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUEST SHOULD BE SENT TO MR. WILLIAM S. ROWLAND, FIRST MID-ILLINOIS BANCSHARES, INC., 1515 CHARLESTON AVENUE, P.O. BOX 499, MATTOON, ILLINOIS 61938.


                                          By order of the Board of Directors




                                          Daniel E. Marvin, Jr.
                                          Chairman
 Mattoon, Illinois
 April 16, 1997

                      ALL STOCKHOLDERS ARE URGED TO SIGN
                        AND MAIL THEIR PROXIES PROMPTLY

 PROXY            FIRST MID-ILLINOIS BANCSHARES, INC.             PROXY
             PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 21, 1997

      The undersigned hereby appoints Dan R. Cunningham, Stanley E. Gilliland and Alfred M. Wooleyhan, Jr., or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of First Mid-Illinois Bancshares, Inc., to be held at the Ramada Inn, 300 Broadway Avenue, East in Rooms A B and C, Mattoon, Illinois 61938, on Wednesday, May 21, 1997, at 11:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:


 { }  Check here for address change.
 { }  Check here if you plan to attend the meeting.

      New Address:



                 (Continued and to be signed on reverse side.)

                      FIRST MID-ILLINOIS BANCSHARES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

      Election of Directors
      Richard Anthony Lumpkin, William G.
      Roley and William S. Rowland

      To amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

      To ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for 1997.

      The Board of Directors recommends a vote FOR all proposals.

      To ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for 1997.

                                    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
                                    SPECIFICATION MADE.  IF NO CHOICES ARE
                                    INDICATED, THIS PROXY WILL BE VOTED FOR ALL
                                    PROPOSALS.


                              Dated:                              , 1997

 NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

 Signatures: